                                                                      EXHIBIT 11

                          STONE CONTAINER CORPORATION
                    COMPUTATION OF PRIMARY AND FULLY DILUTED
                             NET LOSS PER SHARE(A)
                        (IN MILLIONS, EXCEPT PER SHARE)

                                             YEAR ENDED DECEMBER 31,
                                          -----------------------------
PRIMARY EARNINGS PER SHARE                  1994      1993     1992(A)
- ----------------------------------------  --------  --------  ---------
Shares of Common Stock:
  Weighted average number of common
   shares outstanding...................      88.2      71.2       71.0
                                          --------  --------  ---------
Primary Weighted Average Shares
 Outstanding............................      88.2      71.2       71.0
                                          --------  --------  ---------
                                          --------  --------  ---------
Net Loss................................  $ (204.6) $ (358.7) $  (269.4)
Less: Series E Cumulative Convertible
      Exchangeable Preferred Stock
      dividend..........................      (8.1)     (8.1)      (6.9)
     Redemption premium on redeemable
preferred stock of a consolidated
      affiliate.........................      (4.0)    --        --
                                          --------  --------  ---------
Net loss used in computing primary net
 loss per common share..................  $ (216.7) $ (366.8) $  (276.3)
                                          --------  --------  ---------
                                          --------  --------  ---------
Primary Earnings Per Share..............  $  (2.46) $  (5.15) $   (3.89)
                                          --------  --------  ---------
                                          --------  --------  ---------


                                             YEAR ENDED DECEMBER 31,
                                          -----------------------------
FULLY DILUTED EARNINGS PER SHARE            1994      1993      1992
- ----------------------------------------  --------  --------  ---------
Shares of Common Stock:
  Weighted average number of common
   shares outstanding...................      88.2      71.2       71.0
  Dilutive effect of options and
   warrants.............................        .1     --        --
  Addition from assumed conversion of
   8.875% convertible senior
   subordinated notes...................      21.6      10.4     --
  Addition from assumed conversion of
   6.75% convertible subordinated
   debentures...........................       3.4       3.4        2.9
  Addition from assumed conversion of
   Series E Cumulative Convertible
   Exchangeable Preferred Stock.........       3.4       3.4        2.9
                                          --------  --------  ---------
Fully Diluted Weighted Average Shares
 Outstanding............................     116.7      88.4       76.8
                                          --------  --------  ---------
                                          --------  --------  ---------
Net Loss................................  $ (204.6) $ (358.7) $  (269.4)
Less: Series E Cumulative Convertible
      Exchangeable Preferred Stock
      dividend..........................      (8.1)     (8.1)      (6.9)
     Redemption premium on redeemable
preferred stock of a consolidated
      affiliate.........................      (4.0)    --        --
Add back: Interest on 8.875% convertible
          senior subordinated notes.....      13.5       6.8     --
          Interest on 6.75% convertible
          subordinated debentures.......       4.7       4.7        4.0
          Income adjustment on
Stone-Consolidated 8% convertible
           subordinated debentures......       6.9        .6     --
          Series E Cumulative
Convertible Exchangeable Preferred
           Stock dividend...............       8.1       8.1        6.9
                                          --------  --------  ---------
Net loss used in computing fully diluted
 net loss per common share..............  $ (183.5) $ (346.6) $  (265.4)
                                          --------  --------  ---------
                                          --------  --------  ---------
Fully Diluted Earnings Per Share (B)....  $  (1.57) $  (3.92) $   (3.46)
                                          --------  --------  ---------
                                          --------  --------  ---------

- ---------
(A) Amounts per common share and average common shares outstanding have been adjusted for the 2 percent stock dividend in 1992.

(B) Fully diluted earnings per share are not disclosed in the consolidated financial statements because the amounts are anti-dilutive.

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